EXHIBIT    11    Computation of per share earnings

                         GARDEN BAY INTERNATIONAL, LTD
                         (A Development Stage Company)
                             Weighted Average Analysis
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							Cumulative
					Common 	Common 	Days	Weighted
					Shares	Shares		Average

2000
-----
	1-Jan-00					5,187,000	365	5,187,000
	14-Nov-00			250,000	  250,000	 48	   32,877
			---------------------------------------------------

Shares Issued '00			250,000
		 			========
Cumulative Shares '00		 		5,437,000
		 					==========

Weighted Average Number of Common Shares Outstanding		5,219,877
										=========

	Earning (Loss) Available to Common Stockholders		  (10,045)
										==========
										----------
		Basic Earnings (Loss) Per Share			  (0.0019)
										==========



							Cumulative
					Common 	Common 	Days	Weighted
					Shares	Shares		Average

1999
----
	1-Jan-99					5,000,000	365	5,000,000
	25-Mar-99			187,000	  187,000	282	  144,477
 			---------------------------------------------------
Shares Issued '99			187,000
					========

Cumulative Shares '99				5,187,000
							==========

Weighted Average Number of Common Shares Outstanding		5,144,477
										=========

	Earning (Loss) Available to Common Stockholders		(9,392)
										--------

		Basic Earnings (Loss) Per Share			(0.0018)
										========

NOTE :	EARNING PER SHARE = EARNING (LOSS) AVAILABLE TO COMMON
		STOCKHOLDERS / WEIGHTED SHARES OUTSTANDING